UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2013

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DEX ONE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Dex One Corporation (“Dex One”) held a Special Meeting of Stockholders on March 13, 2013.  There were outstanding and entitled to vote at the Special Meeting 51,309,809 shares of Dex One common stock. There were present in person or by proxy 41,529,080 shares representing approximately 81% of the common stock outstanding and entitled to vote. At the meeting, Dex One stockholders voted on three items (one of which was an adjournment proposal that carried, but was not needed as there were sufficient shares represented at the meeting) and cast their votes as described below (with votes cast as a percentage of total shares voted in parentheses).

Item No. 1:	Dex One stockholders approved and adopted the Amended and Restated Agreement and Plan of Merger, dated as of December 5, 2012, by and among Dex One, SuperMedia Inc., Newdex, Inc. and Spruce Acquisition Sub, Inc., as such agreement may be amended from time to time, and the transactions it contemplates, as set forth below:
Votes For	Votes Against	Abstentions
41,474,949 (99.87%)	19,376 (0.05%)	34,755 (0.08%)
Item No. 2:	Dex One stockholders approved, on a non-binding, advisory basis, the compensation that may be paid or become payable to Dex One’s named executive officers that is based on or otherwise relates to the merger transaction as set forth below:
Votes For	Votes Against	Abstentions
39,828,046 (95.90%)	1,420,225 (3.42%)	280,809 (0.68%)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex One Corporation

	By:	/s/ Mark W. Hianik
	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel
and Chief Administrative Officer

Date: March 14, 2013